Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192189 and 333-192320 on Form S-8 of our report dated March 12, 2015, relating to the consolidated financial statements and financial statement schedule of FTD Companies, Inc. and subsidiaries as of and for the year ended December 31, 2014, included in this Annual Report on Form 10-K of FTD Companies, Inc. and subsidiaries for the year ended December 31, 2014.

/s/DELOITTE & TOUCHE LLP

March 12, 2015